Exhibit 99.1

Inphi Corporation Announces First Quarter 2015 Results

Reports 90% Year-over-Year Revenue Growth and 156% Year-over-Year Non-GAAP EPS Growth

SANTA CLARA, Calif., April 28, 2015 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced the financial results for its first quarter ended March 31, 2015.

Revenue in the first quarter of 2015 was $59.2 million, up 8.0% sequentially from $54.8 million reported in the fourth quarter of 2014. This was up 90% year over year compared with $31.2 million in the first quarter of 2014.

Gross margin under U.S. generally accepted accounting principles (GAAP) in the first quarter of 2015 was 50.6%, compared with 64.5% of revenue in the first quarter of 2014. The decline in gross margin was primarily due to the amortization of inventory fair value step-up related to the acquired Cortina inventories, sold during the first quarter of 2015, and amortization of the acquired intangibles.

GAAP net loss in the first quarter of 2015 was $9.7 million, or ($0.26) per diluted common share, compared with GAAP net loss of $1.0 million, or ($0.03) per diluted common share, in the first quarter of 2014.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis in the first quarter of 2015 was 66.6%, compared with 65.3% in the first quarter of 2014.

Non-GAAP net income in the first quarter of 2015 was $9.3 million, or $0.23 per diluted common share. This compared with non-GAAP net income of $2.9 million, or $0.09 per diluted common share in the first quarter of 2014.

 “I am pleased to report that our Q1 non-GAAP revenue and earnings per share came in at the high end of our guidance,” said Ford Tamer, Inphi President and CEO. “The new technologies that we announced and demonstrated at the Optical Fiber Conference were well received. We are confident this will enable Inphi to participate in an upcoming multi-billion dollar Data Center Interconnect opportunity. In 2015, we will continue to invest for top line growth and we are committed to generating significant EPS and cash flow.”

Business Outlook

The following statements are based on our current expectations for the second quarter of 2015. These statements are forward-looking and actual results may differ materially.

●	Revenues are expected to be flat to up 2% sequentially for Q2 2015, resulting in a range of $59.6 million to $60.8 million.
●	Non-GAAP gross margin is expected to be approximately 68.1% - 68.6%.
●	Stock-based compensation expense is expected to be in the range of $7.0 million to $7.4 million.

●	GAAP results are expected to be in a range between a net loss of $1.0 million to $1.8 million, or ($0.03) – ($0.05) per diluted share, on approximately 38.4 million basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, is expected to be in the range of $8.9 million to $9.7 million, or $0.22 - $0.24 per diluted share, on 40.86 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi will to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss first quarter of 2015 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant conference ID: 26016661. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter of 2015 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the second quarter of 2015, including our revenue, gross margin, operating margin, stock-based compensation expense, operating performance, net income, earnings per share; our ability to participate in an upcoming multi-billion dollar Data Center Interconnect opportunity; expectations of our growth; EPS and cash flow; success of the Cortina integration; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$59,160	$31,189
Cost of revenue	29,238	11,063
Gross margin	29,922	20,126
Operating expenses:
Research and development	22,723	13,739
Sales and marketing	6,869	3,950
General and administrative	5,812	3,065
Total operating expenses	35,404	20,754
Loss from operations	(5,482)	(628)
Other income	168	160
Loss before income tax	(5,314)	(468)
Provision for income tax	4,394	527
Net loss	$(9,708)	$(995)

Earnings per share:
Basic	$(0.26)	$(0.03)
Diluted	$(0.26)	$(0.03)

Weighted-average shares used in computing earnings per share:
Basic	37,696,518	30,697,808
Diluted	37,696,518	30,697,808

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2015	2014
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$363	$251
Research and development	3,786	2,389
Sales and marketing	1,025	858
General and administrative	1,246	1,008

	$6,420	$4,506

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$39,542	$30,366
Short-term investments in marketable securities	38,670	38,908
Accounts receivable, net	36,740	36,914
Inventories	23,341	26,650
Prepaid expenses and other current assets	4,751	7,661
Total current assets	143,044	140,499

Property and equipment, net	34,521	35,498
Goodwill	9,405	9,405
Identifiable intangible assets	77,587	80,773
Deferred tax charge and other assets	13,265	12,535
Total assets	$277,822	$278,710

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$8,207	$7,884
Accrued expenses and other current liabilities	16,372	17,133
Deferred revenue	7,730	7,110
Total current liabilities	32,309	32,127

Other liabilities	9,456	7,409
Total liabilities	41,765	39,536

Stockholders’ equity:
Common Stock	38	37
Additional paid-in capital	334,027	327,475
Accumulated deficit	(98,898)	(89,190)
Accumulated other comprehensive income	890	852
Total stockholders’ equity	236,057	239,174

Total liabilities and stockholders’ equity	$277,822	$278,710

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, other expenses, purchase price fair value adjustments related to Cortina acquisition and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015		2014
GAAP revenue to Non-GAAP revenue
GAAP revenue	$59,160		$31,189
Cortina revenue lost due to purchase accounting	408	(a)	-
Non-GAAP revenue	$59,568		$31,189

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$29,922		$20,126
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	303	(a)	-
Stock-based compensation	363	(b)	251	(b)
Acquisition related expenses	39	(c)	-
Amortization of inventory step-up	6,154	(d)	-
Amortization of intangibles	2,875	(e)	-
Depreciation on step-up values of fixed assets	45	(f)	-
Non-GAAP gross margin	$39,701		$20,377

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$22,723		$13,739
Adjustments to GAAP research and development:
Stock-based compensation	(3,786)	(b)	(2,389)	(b)
Depreciation on step-up values of fixed assets	(18)	(f)	-
Non-GAAP research and development	$18,919		$11,350

GAAP sales and marketing	$6,869		$3,950
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,025)	(b)	(858)	(b)
Acquisition related expenses	(70)	(c)	-
Amortization of intangibles	(204)	(e)	-
Depreciation on step-up values of fixed assets	(12)	(f)	-
Non-GAAP sales and marketing	$5,558		$3,092

GAAP general and administrative	$5,812		$3,065
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,246)	(b)	(1,008)	(b)
Acquisition related expenses	(456)	(c)	-
Amortization of intangibles	(46)	(e)	-
Depreciation on step-up values of fixed assets	4	(f)	-
Non-GAAP general and administrative	$4,068		$2,057

Non-GAAP total operating expenses	$28,545		$16,499

GAAP net loss to Non-GAAP net income
GAAP net loss	$(9,708)		$(995)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	6,420	(b)	4,506	(b)
Cortina revenue lost due to purchase accounting, net of cost of goods sold	303	(a)	-
Amortization of inventory fair value step-up	6,154	(d)	-
Amortization of intangibles related to purchase price	3,125	(e)	-
Depreciation on step-up values of fixed assets	92	(f)	-
Acquisition related expenses	565	(c)	-
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	2,352	(g)	(613)	(g)
Non-GAAP net income	$9,303		$2,898

Shares used in computing non-GAAP basic earnings per share	37,696,518		30,697,808

Shares used in computing non-GAAP diluted earnings per share	40,325,174		32,542,808

Non-GAAP earnings per share:
Basic	$0.25		$0.09
Diluted	$0.23		$0.09

GAAP gross margin as a % of revenue	50.6%		64.5%
Stock-based compensation	0.6%		0.8%
Amortization of inventory fair value step-up and intangibles,
Cortina revenue lost due to purchase accounting and others	15.4%		-
Non-GAAP gross margin as a % of revenue	66.6%		65.3%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(g)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -SECOND QUARTER 2015 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending June 30, 2015
	High	Low
Estimated GAAP net income (loss)	$(1,000)	$(1,750)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	7,400	7,000
Amortization of inventory fair value step-up	1,900	1,900
Amortization of intangibles	3,220	3,220
Tax effect of GAAP to non-GAAP adjustments	(1,850)	(1,500)
Estimated non-GAAP net income	$9,670	$8,870

Shares used in computing estimated non-GAAP diluted earnings per share	40,860,000	40,860,000

Estimated non-GAAP diluted earnings per share	$0.24	$0.22